GATHERING SERVICES AGREEMENT

BETWEEN

BEAR PAW ENERGY, LLC

 (GATHERER)

AND

PENNACO ENERGY INC.

(OWNER)

GATHERING SERVICES AGREEMENT

This Gathering Services Agreement ("Agreement") is entered into and made this 27th day of April, 2004, by and between Pennaco Energy Inc, a Delaware corporation ("Owner"), and Bear Paw Energy, LLC, a Delaware limited liability company, ("Gatherer") (each a "Party" and collectively the "Parties").

RECITALS:

WHEREAS, Owner has available a supply of natural gas for which it desires to have Gathering Services performed; and

WHEREAS, Gatherer desires to perform such Gathering Services for Owner in the manner provided for herein; and

WHEREAS, as of the Effective Date, the parties desire that this Agreement supersede prior gathering services agreements between the parties as identified in the integration provision (Section 12.1 of the General Terms and Conditions) of this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants, and conditions herein contained, Gatherer and Owner hereby agree as follows:

ARTICLE

REPRESENTATIONS, WARRANTIES AND COMMITMENT

Section 1.1

Owner’s Representations and Warranties.  Owner warrants title to all of Owner’s interest in the oil and gas leases within the Reserve Commitment Area as fully described in Exhibit A attached hereto ("Owner’s Reserves").  Owner warrants that it holds title to all gas or represents control of all gas as provided in the leases with full authority to commit such gas to this Agreement for its term delivered to Gatherer hereunder.  Owner hereby represents that except as provided in Exhibit A, Owner’s Reserves are not otherwise subject to any gathering, transportation, purchase and sale or other agreement that would affect the commitment described hereunder in Section 1.2.  Owner represents and warrants that gas delivered has been produced from Owner’s Reserves which are not dedicated or committed to interstate commerce, and has not been commingled at any point upstream from the Delivery Point(s) with other gas which may be sold, consumed, transported or otherwise utilized in interstate commerce in such a manner as will subject the Gathering Facilities or any portion thereof, to the jurisdiction of the Federal Energy Regulatory Commission or any successor authority under the Natural Gas Act. Owner represents and warrants that Owner will not initiate action, directly or indirectly, that would be designed to subject the Gathering Services or any portion thereof to the jurisdiction of the Federal Energy Regulatory Commission or any successor authority under the Natural Gas Act; provided, however, Owner may participate in any proceedings that are initiated by a governmental agency or any other party which is a non-affiliated entity.  Delivery of Gas hereunder shall not constitute such an action. Owner represents and warrants that gas delivered shall meet the Specifications as defined in the General Terms and Conditions attached to this Agreement. Owner shall indemnify, defend and hold harmless Gatherer from any and all loss, cost, expense and Claims arising from or out of a breach of the representations and warranties herein.

Section 1.2

Owner's Commitment of Gas.  Except as expressly excepted in Exhibit A, Owner hereby exclusively commits and dedicates to Gatherer, subject to Owner's Reservations below, all of Owner's Reserves, in and under the Reserve Commitment Area.  Owner agrees not to sell, transfer or deliver to any third party any Gas produced from Owner’s Reserves other than as specified herein.  If Owner acquires any interest in additional gas within the Reserve Commitment Area, such additional gas will likewise be dedicated to this Agreement, provided, however, if such additionally acquired interest is dedicated to gathering by others by agreement on the date of acquisition by Owner, then such gas shall become dedicated hereunder upon the end of any primary term under prior agreement, or upon such earlier date as Owner may have any right or option to terminate such prior agreement.

Section 1.3

Owner's Reservations.  Owner reserves the following rights and reasonable quantities of gas to satisfy same ("Owner’s Reservations"):

a.

to operate Owner's Reserves as a prudent Operator and use gas for its operations ; and

b.

to separate or process the gas using only mechanical equipment located at surface production facilities at the well location; and

c.

to pool, communitize or unitize Owner's Reserves, in which event this Agreement shall cover Owner's interests therein.

Section 2.

ARTICLE
GATHERING AND REDELIVERY

Section 2.1

Gathering Services.  In accordance with the terms and subject to the requirements of this Agreement, Gatherer shall perform Gathering Services for Owner's Daily Deliverability of Gas and in that regard agrees to purchase, build, own and operate facilities necessary to perform the Gathering Services in accordance with the Facilities Development Plan attached hereto as Exhibit B.  If Gatherer is unable for any reason to perform Gathering Services for the entire quantity of Owner's Daily Deliverability of Gas, then such excess quantities of Gas shall be released from commitment hereunder until Gatherer is able to provide Gathering Services for such Gas.

Section 2.2

Receipt Points.  The points at which Owner shall deliver gas to Gatherer ("Receipt Points") are as specified in Exhibit C attached hereto.

Section 2.3

 Delivery Points.  The points at which Gatherer shall redeliver gas to Owner ("Delivery Points") are as specified in Exhibit D attached hereto.  Maximum volumes, if any, that may be redelivered to any Delivery Point shall be as set forth on Exhibit D.

Section 3.

Section 4.

Section 5.

Section 6.

Section 7.

Section 8.

ARTICLE
TERM OF AGREEMENT

This Agreement shall be effective on May 1, 2004  (the "Effective Date"), and, unless otherwise terminated in accordance with the terms of this Agreement shall remain in effect thereafter for the life of production from the Reserve Commitment Area.  All indemnity, confidentiality obligations, and audit rights shall survive the termination or expiration hereof.

Section 9.

ARTICLE
GATHERING CHARGE AND PAYMENT

Section 4.1

Gathering Rate.  The gathering rate ("Gathering Rate") for volumes of Owner’s Gas shall be as follows (examples thereof, including applicable allocations shown on Exhibit H):

A.

Pipeline Gathering Rate –

i)  For Owner’s Gas received from the Country Club Receipt Point and redelivered to the Glenrock Delivery Point, the Pipeline Gathering Rate shall be comprised of $0.12/Mcf as measured at the applicable Measurement Points plus $0.14 as measured at Fort Union and allocated to the Master Meter.  Country Club Receipt Point volumes shall all only be redelivered to the Glenrock Delivery Point.

ii) For Owner’s Gas received from all other Receipt Points and redelivered to the Interconnects to Thunder Creek and Fort Union Delivery Point - $0.24/Mcf, as measured at the applicable Measurement Points.  All of Owner’s gas received from Receipt Points other than the Country Club Receipt Point shall only be redelivered to Delivery Points at the Interconnects with either Thunder Creek or Fort Union.

B.

Screw Compression Rate – The Screw Compression Rate (in units of $/Mcf) shall be calculated for each screw compressor location by dividing Gatherer’s Screw Compression Fee (as defined on Exhibit G) for the screw compressors in service at such location by the total monthly quantity of Gas flowing through those particular screw compressors as measured at the applicable Master Meter (reference Exhibit H).  Owner shall be billed for each screw compressor location through which its Gas flows based on its allocated volumes (as allocated to its applicable Measurement Point) multiplied by the corresponding Screw Compression Rate for the applicable Month.  Estimated initial Screw Compression Rates are set forth on Exhibit G.

C.

Recip Compression Rate – The Recip Compression Rate (in units of $/Mcf) shall be calculated for the reciprocating compressor location by dividing Gatherer’s Recip Compression Fee (as defined on Exhibit G) for the reciprocating compressors in service at such location by the total monthly quantity of Gas flowing into those particular reciprocating compressors as determined by summing all screw location Master Meters less screw location fuel and reciprocating location fuel (reference Exhibit H). Owner shall be billed based on its allocated volumes (as allocated to its applicable Measurement Point) multiplied by the corresponding Recip Compression Rate for the applicable Month.  Owner shall pay the Recip Compressor Rate for each reciprocating compressor through which its Gas flows.  Estimated initial Recip Compression Rates are set forth on Exhibit G.

Section 4.2

Consolidation Fee.  Owner shall be allocated its proportionate share of the cost to consolidate Gatherer’s Gap Gathering Facilities.  The total cost to consolidate Gatherer’s Gap Gathering Facilities shall not exceed $450,000 and shall be invoiced on the first statement following execution of the Agreement. Allocation shall be proportionate based on Owner’s volumes delivered through the Gap Gathering Facilities between January 1, 2004 and April 30, 2004 as compared to volumes of all producers delivering Gas through the Gap Gathering Facilities for the same period who have entered into agreements similar to this Agreement.

Section 4.3

Alternative Power/Fuel Source Fee.  Owner shall additionally pay Gatherer an alternate power/fuel source fee, in the event any of Owner’s Gas flows through a field compression facility or facilities powered by electrical power, or any fuel or power source other than Gas being gathered into the Gathering Facilities, equal to Owner’s allocable portion of the power or alternative fuel costs necessary to operate such facility or facilities.  Such costs shall be allocated to each Delivery Point by multiplying the total power and fuel cost of each compression facility for an Accounting Period by a fraction, the numerator of which shall be the volume of Owner’s Gas flowing through the facility attributable to the particular Delivery Point and the denominator of which shall be the total volume of Gas flowing through such compression facilities.  Gatherer shall charge Owner, on a monthly basis, the resultant product.

Section 4.4  Treating Fee.  If treating of the Gas is required, Owner and Gatherer shall negotiate a mutually agreeable treating fee.

Section 4.5  Escalation of Rates.  Gatherer shall review the Compression Fee every three years, and if Gatherer determines that costs have increased from the amounts previously used, Gatherer shall have the right to increase the applicable Compression  Fee based on increases in its costs. Gatherer and Owner shall review the increases and will come to a mutually agreeable fee.

Section 10.

Section 11.

Section 12.

ARTICLE
NOTICES/INVOICES

Except as may be otherwise provided, any notice, request, demand, statement or bill provided for in this Agreement or any notice which a party may desire to give the other shall be in writing and mailed by regular mail to the post office address of the party intended to receive the same, as the case may be, as follows:

GATHERER: Notices:	OWNER: Notices:

Bear Paw Energy, LLC

1400 16th Street, Suite 310

Denver, CO 80202

Phone: 720-946-3600

Fax: 720-946-3710

Nominations/Confirmations:

Same as above

Invoices:

Same as above

Payments:

by wire transfer

US Bank

ABA Route #

Bear Paw Energy, LLC

Acct #

Pennaco Energy, Inc. 1501 Stampede Avenue Cody, WY 82412 Phone: 307-527-2035 Nominations/Confirmations: Same as above Invoices: Same as above

ARTICLE
MEMORANDUM OF AGREEMENT

The Parties agree that the memoranda of agreement(s) they have executed associated with the Superseded Agreement described in Section 12.1 of the Appendix hereto shall remain effective and shall apply to this Agreement, and that, on request of Gatherer, they shall execute a supplemental memorandum of agreement in the form attached hereto as Exhibit F and that Gatherer may record such memorandum in the counties where the Owner’s Reserves are located.

Section 13.

ARTICLE
GOVERNING LAW

THIS AGREEMENT SHALL BE INTERPRETED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, EXCLUDING, HOWEVER, ANY CONFLICT-OF-LAWS RULES AND PRINCIPLES WHICH WOULD APPLY THE LAW OF ANOTHER JURISDICTION.

The General Terms and Conditions and Exhibits A, B, C, D, E, F, G, and H attached to this Agreement are incorporated into and made a part of this Agreement for all purposes.

The Parties have executed this Agreement effective as of the Effective Date.

GATHERER:

OWNER:

BEAR PAW ENERGY, LLC

PENNACO ENERGY INC.

By:

By:

Pierce H. Norton, Jr.

Name:

President

Title:

2

GENERAL TERMS AND CONDITIONS

TO THE

GATHERING SERVICES AGREEMENT

For the purposes of the Agreement, unless the context of the instrument requires otherwise, the following definitions shall be applicable:

SECTION 1.

  DEFINITIONS

“Accounting Period” except the initial “Accounting Period”, shall mean a period of one calendar month, commencing at 9:00 a.m. Mountain  Time on the first Days of each Month, and ending at 9:00 a.m. Mountain Time on the first Days of the succeeding calendar month.  The initial “Accounting Period” shall commence at 9:00 a.m. Mountain Time on the Effective Date hereof and continuing for a period of consecutive calendar Days until 9:00 a.m. Mountain Time on the first Day of the succeeding calendar month.

"British Thermal Unit" or "Btu" shall mean the amount of heat required to raise the temperature of one pound of water from 59 degrees Fahrenheit to 60 degrees Fahrenheit.

"Mountain Time or M.T." means Mountain Time as adjusted for daylight savings time.

"Claims" means all claims or actions, threatened or filed and whether groundless, false or fraudulent, that directly or indirectly relate to the subject matters of the indemnity, and the resulting losses, damages, expenses, attorneys' fees and expert and court costs, including injury, death and damage to real and personal property, whether incurred by settlement or otherwise, and whether such are threatened or filed prior to or after the termination hereof.

“Compression Fee” means Gatherer’s total monthly costs to operate a Screw Compression facility or Reciprocating Compression facility, as applicable, including without limitation labor, supplies, materials, operations, maintenance, repairs, replacement, insurance, and allocated overhead.

"Day" shall mean a period of time beginning and ending at 9:00 a.m. Mountain Time.

"Delivery Points" shall mean the point(s) described in Exhibit D.

"Equivalent Quantities" shall mean the volume of Gas delivered hereunder for Owner's account to the applicable Delivery Point(s) which shall equal the thermal equivalent in MMBtu of the volume of Gas received by Gatherer at the Measurement Point(s) hereunder during a given period of time less compressor fuel, dehydrator fuel, and loss and shrinkage of Gas required for delivery of Gas to the Delivery Point(s) hereunder during the same period of time.

“Fort Union Gathering Header” shall mean the Fort Union Gas Gathering, L.L.C. gathering header located in Campbell and Converse Counties, Wyoming.

"Gas" shall mean natural gas in its natural state, produced from wells, including casinghead gas produced with crude oil, natural gas from gas wells, vaporized liquefied natural gas, methane and other gaseous hydrocarbons.

"Gathering Facilities" shall mean those gathering lines and facilities and appurtenances thereto, cathodic protection equipment and such easements and other rights in land that are to be used by Gatherer or, gatherer's designee or third party gathering service provider in performing the Gathering Services.

"Gathering Services" shall mean measuring, compressing, dehydrating, gathering and other post production operations, including third party gathering services, necessary to receive Owner's Gas at the Receipt Point(s) and deliver Owner's Equivalent Quantities of Gas to the Delivery Point(s).

“Master Meter” shall mean that measurement located at the point at which Gas discharges from screw compression and is measured for the purpose of allocation of Gathering Rates.

"Mcf" shall mean 1,000 cubic feet of Gas at a pressure of 14.73 p.s.i.a. and at a temperature of 60 degrees Fahrenheit.

"Measurement Point" shall mean the point at which Gas is received from aggregated Receipt Points and is measured for the purpose of initial allocation.  The Measurement Point for Owner’s Country Club Gas shall be at the central delivery point for such Gas which is the same as the Receipt Point for such Gas.  The Measurement Point for other Gas which is received at other Receipt Points shall be that location downstream of such Receipt Points where aggregated volumes are measured.

"MMBtu" shall mean one million Btu’s.

"Month" shall mean the period beginning on the first Day of a calendar month and ending on the first Day of the next succeeding calendar month.

"Owner's  Daily Deliverability of Gas" means the Gas which is physically capable of being produced by Owner in accordance with applicable law, rule or order from wells completed within the Reserve Commitment Area, subject only to Owner's Reservations.

"Psia" shall mean pounds per square inch, absolute.

"Psig" shall mean pounds per square inch, gauge.

"Receipt Points" shall mean  the points identified in Exhibit C attached hereto where Gatherer receives Owner’s Gas into the Gathering Facilities.

"Reserve Commitment Area" shall mean all Gas reserves in and under or attributable to the area shown on Exhibit A.

"Specifications" shall mean the more stringent of the System Specifications and Procedures of Gatherer and of downstream pipelines into which Gas is delivered hereunder, as the same may be amended and or supplemented from time to time, as further described in Section 5 of these General Terms and Conditions.

"Year" shall mean a period of 365 consecutive Days as defined above; provided however, that any such year which contains a date of February 29 shall consist of 366 consecutive Days.

SECTION 2.

NOMINATION AND SCHEDULING

2.1.

First of the Month Nominations.  Owner will submit in writing to Gatherer, by facsimile or electronically in the form requested by Gatherer, its total estimated quantities of Gas in Mcf and MMBtu per Day to be delivered to Gatherer at each of the Receipt Points and corresponding Equivalent Quantities to be redelivered by Gatherer to the applicable Delivery Points under this Agreement by 9:00 A.M. M.T. on the earlier of the date that is five (5) business Days prior to the beginning of the delivery Month or the first business Day prior to the earliest deadline for first-of-the-month nominations of the downstream pipeline(s).

2.2.

Mid-Month Nominations.  Owner shall submit changes to its first-of-the-month nominations in writing to Gatherer, by facsimile or electronically, no later than 9:00 a.m. M.T., five Days prior to the scheduled Day of flow.  Owner shall notify Gatherer of daily downstream nomination changes by 9:00 a.m. Mountain  Time on the day prior to the change.

2.3.

Nomination Confirmations.  Upon receipt of Owner's nomination, Gatherer shall review the nomination and promptly notify Owner should a discrepancy exist between Owner's nominated volumes and volumes confirmed by the interconnecting pipeline for Owner or its market at the Delivery Points.  Gatherer shall notify Owner in writing, by facsimile or electronically, of volumes scheduled for first-of-the-month nominations or mid-month changes.  Gatherer shall not be obligated to provide service hereunder on any Day that Owner does not nominate pursuant to current procedures established by Gatherer and/or the downstream pipelines or such alternate procedure to which Gatherer and Owner mutually agree.

SECTION 3.

CONTRACT BALANCING

3.1.

Owner’s Obligation to Maintain Balance.  Owner shall manage daily  receipts and deliveries of Gas and, if necessary, make adjustments to maintain a balance of receipts and deliveries.  Owner shall endeavor to maintain as uniform a flow rate as practicable.  Owner shall manage daily receipts and deliveries so that the Imbalance shall be kept as near zero as practicable.  "Imbalance" shall be defined as the difference between the total allocated MMBTU's of Gas received at the Receipt Points less fuel and lost and unaccounted for Gas, and the total MMBTU's of Gas allocated to Owner at the Delivery Points.

3.2.

Gatherer’s Right to Minimize Variances and to Balance.  Monthly balancing of Receipt Point volumes and Delivery Point volumes shall be managed by Gatherer so that any Imbalance or tolerance shall be kept as near to zero as practicable.  Unless agreed to between parties, Gatherer will not be required to receive quantities from Owner in excess of the quantities Owner or Owner's designee will accept at the Delivery Point(s) on a concurrent basis and Gatherer shall not be required to deliver at any Delivery Points quantities in excess of Equivalent Quantities of the gas received from Owner at the Receipt Points.  The ultimate settlement of any imbalance is the responsibility of Owner.

SECTION 4.

OWNERSHIP AND CONTROL

Owner shall be deemed to be in exclusive control and possession of all Gas until it is delivered to Gatherer at the Receipt Points specified herein, and after Equivalent Quantities have been delivered to Owner or for its account at the Delivery Points.  Gatherer shall be deemed to be in exclusive control and possession of all Gas gathered hereunder after it is received by Gatherer at the Receipt Points and until Equivalent Quantities have been redelivered to Owner or for its account at the Delivery Points.  The party deemed to be in exclusive control and possession of the Gas gathered shall be responsible for and shall indemnify the other party against any Claim arising from such control or possession, except with regard to any Claim caused by or arising out of the sole negligence or willful misconduct of the nonpossessory party.  The parties hereto understand and acknowledge that title to all Gas shall at all times remain with Owner.

SECTION 5.

PRESSURES

Gatherer has designed the initial  compression facilities to target 2 psig of pressure at the suction of the screw compression. If the Monthly average suction pressure at such location when the compressor is operating is greater than 2.9 psig, Gatherer shall, with in one week, in consultation with all owners whose Gas is gathered through such location, take immediate steps to reduce said pressures and shall inform Owner of the nature of such steps.   Gatherer shall utilize commercially reasonable efforts to maintain 2 psig.  Notwithstanding the foregoing, should Owner desire to accept a higher pressure than aforesaid in order to reduce compression costs, and all owners of Gas flowing through the applicable facility agree, Gatherer may shut down corresponding compression units to accomplish the savings and the pressure targets shall be deemed to be amended accordingly.

Gatherer will install and maintain pressure-monitoring equipment at the suction of the screw compression.  The accuracy of said measurement equipment shall not be less than plus or minus 1 psi in the expected range of pressures.  For purposes of determining compliance with the pressure requirements, the Monthly average suction pressure will be reported out to one decimal point as an integer number (i.e., 1.1, 2.5, 3.7 psig) obtained by truncating the measured Monthly average suction pressure.  (Example:  Monthly average suction pressure of 2.9 psig will be truncated to 2 psig).  Testing of suction pressure monitoring equipment will be performed on the same schedule as set forth in Exhibit E.

Online Performance.  Gatherer agrees to an online performance of the Gathering Facilities of ninety-eight percent (98%) of the hours in each Month for which Owner delivers volumes of Gas to Gatherer in quantity, quality and at a pressure which do not prevent Gatherer from performing its responsibilities under the terms of this Agreement.

One hundred percent (100%) online performance for a single compressor is considered to be the number of hours in any respective Month.  The online performance of the Gathering Facilities shall be determined by calculating a fraction, the numerator of which is the aggregate actual runtime hours of all compressors at each site on the Gathering Facilities plus aggregate downtime hours for reasons listed in subparagraph 1, below, of this Section 5, and the denominator of which is the number of compressors at each site multiplied by the number of hours in the respective Month, and converting said fraction to a percentage.

EXAMPLE OF ONLINE PERFORMANCE PERCENTAGE CALCULATION:

(Aggregate runtime hours+Excluded aggregate downtime hours)x100 = Percent Runtime

(Number of units at each site x Number of hours in respective Month)

1.

Online performance will be calculated excluding the following:

*

Conditions of Force Majeure as defined in Section 9 of the

Appendix;

*

Conditions or operations of Owner’s facilities having the effect of substantially reducing the volumes of Gas delivered to Gatherer or having the direct effect of disrupting the operations of Gatherer;

*

Shutdown of the Gathering Facilities for routine maintenance, overhaul maintenance, or any other prudent and necessary operation reason or for modification, expansion or replacement.

*

Failure of downstream pipeline(s) to take deliveries of Owner’s Gas

Gatherer shall reduce Owner’s gathering rate by (i) one cent ($.01) for every one percent (1%) of online performance below ninety-eight percent (98%) as the sole remedy.

SECTION 6.

GAS MEASUREMENT AND QUALITY

     6.1   The Gas delivered at the Receipt Point(s) shall be commercially free of gum, gum-forming constituents, gasoline, and other solid or liquid matter that may become separated from the Gas during Gathering thereof and shall conform to the Specifications as the same may be amended or supplemented by Gatherer from time to time and the specifications of downstream pipelines:

(a)  Have a total Gross Heating Value of not less than 950 Btu’s per cubic foot;

(b)

Be commercially free of all dust, non-vaporous hydrocarbons liquids, suspended matter, all gums and gum-forming constituents and any other objectionable substances;

(c)

Contain not more than twenty (20) grains of total sulfur, nor more than one-fourth (1/4) grain of hydrogen sulfide per one hundred (100) standard cubic feet;

(d)

Contain not more than four percent (4%) by volume of carbon dioxide (CO2);

(e)

Have no greater than 10 ppm of oxygen;

(f)

Not contain more than six percent (6%) of volume of total inerts;

(g)

Have a temperature of not less than forty (40) degrees Fahrenheit nor greater than one hundred and twenty (20) degrees Fahrenheit;

(h)

Not contain more than five (5) pounds of entrained water vapor per million cubit feet and no free water; and

(i)

Have a hydrocarbon dew point no greater than twenty-five (25) degrees Fahrenheit.

a.2

Non Conforming Gas.  Gatherer, at its option and subject to downstream connecting carrier acceptance, may refuse to accept receipt of any Gas not meeting the quality Specifications set out herein.  Thereafter, Owner shall have the right to conform the Gas to the Specifications.  If Owner does not elect to conform the Gas to said specifications, then Gatherer may either refuse to accept deliveries thereof or may accept Gas tendered by Owner hereunder which does not meet the specifications above, treat same to conform to said Specifications and charge Owner a mutually agreeable fee.  If, at any time, Owner determines that Gatherer's treating costs can no longer be economically justified, Owner shall so notify Gatherer in writing and in the event Gatherer is unable or unwilling to adjust such treating costs to a level acceptable to Owner, Owner shall have the right to obtain the release of such well and the affected producing formation from the terms of this Agreement. If neither Gatherer nor Owner elects to treat the Gas to conform to the above Specifications or such treatment is terminated, then Gatherer shall upon thirty (30) Days prior written notice from Owner, release from the provisions of the Agreement the well (as to the producing formation only) from which such Gas is produced.  The receipt by Gatherer of Gas which fails to meet any one of the above requirements shall not be held to be a waiver of Gatherer's right to refuse future receipt of such Gas and Gatherer shall not be responsible for any Claims relating to such Gas on third parties in system or downstream pipelines and Owner agrees to indemnify Gatherer therefor.  Any requested receipt and redelivery of nonconforming Gas shall be subject to Gatherer’s ability to avoid disruption to its reasonable operating standards and regimen.

a.3

Oxygen Monitoring. Gatherer shall monitor oxygen level at the Measurement Point.  If oxygen content exceeds the quality specifications, Gatherer will be at the affected site within 4 hours and Owner’s Gas and other owners’ Gas upstream of the applicable Measurement Point will be shut in until the source of non-specification Gas can be identified, and thereafter, the non-specification Gas will remain shut in until the level of oxygen is within specification.  The owner(s) controlling the non-specification Gas shall be invoiced (proportionately) for any oxygen incident at $60 per hour.

SECTION 7.

FORCE MAJEURE

7.1

Except for Owner's obligations to make payment due for Gas delivered and gathered hereunder, neither party shall be liable for failure to perform under the terms of this Agreement when such failure is due to "Force Majeure".  Force Majeure shall mean acts of God, severe weather, failure to obtain government approvals, strikes, lockouts, or industrial disputes or disturbances, civil disturbances, arrests and restraints, interruptions by government or court order, present and future valid orders of any regulatory body having proper jurisdiction, acts of the public enemy, wars, riots, insurrections, inability to secure labor or inability to secure materials, including inability to secure materials by reason of allocations promulgated by authorized governmental agencies, epidemics, fires, explosions, breakage or accident to machinery or lines of pipe, freezing of wells or pipelines, inability to obtain easements, right-of-way or other interests in realty, the making of repairs, routine maintenance, replacements or alterations to lines of pipe or plants, capacity or firm transportation arrangements with third parties over which neither Owner nor Gatherer has control, or any other cause, whether of the kind herein enumerated or otherwise, not reasonably within the control of the party claiming Force Majeure.

Events of Force Majeure shall, so far as possible, be remedied with all reasonable dispatch.  The settlement of industrial difficulties shall be within the discretion of the party having the difficulty, and the requirement that Force Majeure be remedied with all reasonable dispatch shall not require the settlement of industrial difficulties by acceding to demands of any opposing party when such course is inadvisable in the discretion of the party having the difficulty.

SECTION 8.

BILLING AND PAYMENT

On or before the fifteenth (15th) Day of each calendar month, Gatherer will render to Owner a statement setting forth, in terms of Mcf's and MMBtu's, the total quantity of Gas received hereunder as measured at the Measurement Point and the Equivalent Quantities of Gas delivered hereunder at the Delivery Point(s) during the immediately preceding Month and the amount payable therefor.  Additionally, such statement shall set forth the cumulative imbalance existing at the end of the current Month and any applicable cashout.  Owner agrees to pay Gatherer by wire transfer (according to the instructions set forth in the applicable statement or invoice) the full amount payable according to such statement on or before ten (10) Days following the receipt thereof by Owner.  In the event such quantities are estimated for any period, corrected statements shall be rendered by Gatherer to Owner and paid by Owner or refunded or credited by Gatherer, as the case may be, in each instance in which the actual quantity received or delivered hereunder with respect to a Month shall be determined to be at variance with the estimated quantity theretofore made the basis of billing and payment hereunder.  Owner shall, if requested by Gatherer at any time during the term of this Agreement, provide Gatherer with such payment securities as may be acceptable to Gatherer.  In the event Owner fails to promptly provide payment securities acceptable to Gatherer when requested by Gatherer, Gatherer and Owner agree that Gatherer may suspend its performance hereunder until such time as Owner furnishes acceptable payment securities to Gatherer.  If Owner is in default on payment of any amount due hereunder for a period of fifteen (15) Days, then upon ten (10) Days written notice, in addition to its other rights and remedies, Gatherer may at its election suspend Gathering Services and/or terminate this Agreement, unless Owner pays the amount in default within the aforesaid ten-Day notice period.  Any termination of this Agreement shall be without waiver of or prejudice to any remedy to which Gatherer may be entitled pursuant to this Agreement or under applicable law.  Gatherer shall have the right to charge interest on past due amounts at a rate equal to the prime rate from time to time in effect and charged by the Citibank, N.A., New York, New York, plus two percent (2%) per annum, (but in no event greater than the maximum rate of interest permitted by law) with adjustments in such rate to be made on the same Day as any change in such prime rate, for any period during which the same shall be overdue, such interest to be paid when the amount past due is paid.  Upon execution of the other party’s confidentiality agreement, each party or its representative shall have the right at all reasonable times to examine the books and records of the other party to the extent necessary to verify the accuracy of any statement, charge, computation or demand made under or pursuant to this Agreement.  Any statement shall be final as to all parties unless questioned within two (2) years after payment thereof has been made.

SECTION 9.

ASSIGNMENT

Owner shall not assign or transfer its rights hereunder or Owner's Reserves without first obtaining Gatherer's written consent to such assignment or transfer, which consent shall not be unreasonably withheld.  Owner's transfer in violation hereof shall be void.

SECTION 10.

TAXES

Owner agrees to reimburse Gatherer upon invoice for the full amount of any taxes or charges (of every kind and character except corporate franchise and excess profits taxes and taxes measured by net income) levied, assessed or fixed by any municipal or governmental authority against Gatherer or its business in connection with or attributable to the volumes, value or gross receipts from the gathering of the Gas received from Owner hereunder or against such Gas itself or the act, right or privilege of ownership, production, severance, handling, transmission, compression, treating, distribution, sale, delivery or redelivery of such Gas, whether such tax or charge is based upon the volume, value or gross receipts from the gathering of such Gas or upon some other basis. Owner shall in no way be responsible for taxes assessed against Gatherer’s equipment.

SECTION 11.

RIGHTS OF WAY

Owner hereby grants to Gatherer, insofar as Owner has the right to do so, all requisite easements and rights-of-way over and across the premises covered hereby, with full right of ingress and egress, for the purpose of carrying out the duties and terms of this Agreement and Gatherer's obligations thereunder. To the extent Owner's leases or other agreements permit, Owner hereby grants to Gatherer the right to lay and maintain pipelines and to install any necessary equipment on said lease and shall have the right to free entry for any purpose incidental to the performance of its obligations hereunder. All pipelines, meters and other equipment placed by Gatherer on said lands shall remain the property of Gatherer and may be removed by Gatherer at any time.

SECTION 12.

MISCELLANEOUS

12.1

This Agreement contains the entire agreement between the Parties hereto on the date hereof, respecting the subject matter hereof, and supersedes, as of the Effective Date, all prior agreements relating to the subject matter hereof (except that prior dedication of Owner’s Reserve Commitment Area and Owner’s Reserves shall remain effective), including Gas Gathering Agreement dated February 1, 1999, as amended August 27, 1999, and further amended by Second Amendment to Agreement dated April 17, 2000, Third Amendment to Agreement dated August 1, 2000, Fourth Amendment to Agreement dated January 1, 2001, Fifth Amendment to Agreement dated effective April 5, 2001, Sixth Amendment to Agreement dated July 15, 2002 and Seventh Amendment to Agreement dated February 19, 2003 (collectively, the “Superseded Agreements”), provided that the acreage and lease dedication and commitment of Owner’s Reserves in the Reserve Commitment Area shall continue to be dedicated to Gatherer, and such dedication shall be effective and relate back in time to their date(s) of dedication and commitment to the Superseded Agreements, and provided further, that the Memoranda of the Superseded Agreements shall remain fully effective and shall apply to this Agreement.  There are no prior or contemporaneous agreements or representations affecting such subject matter other than those herein expressed.

12.2

It is further agreed that no modification or change herein shall be enforceable unless reduced to writing and executed by both Parties.

12.3

No waiver by either Party hereto of any one or more defaults by the other in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults whether of a like kind or different nature.

12.4

There is no third party beneficiary to this Agreement and the provisions of this Agreement shall not impart rights enforceable by any person, firm or organization not a party or not bound as a party, or not a successor or assignee of a party bound to this Agreement.

12.5

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER, INCLUDING WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES, COST OF CAPITAL, CANCELLATION OF PERMITS, UNABSORBED GATHERING OR STORAGE CHARGES, TERMINATION OF CONTRACTS, TORT OR CONTRACT CLAIMS OTHER THAN CONTRACT CLAIMS ARISING OUT OF THIS AGREEMENT, LOST PRODUCTION OR ANY OTHER FORM OF CONSEQUENTIAL DAMAGE SUFFERED BY OWNER, AND IRRESPECTIVE OF WHETHER CLAIMS FOR SUCH DAMAGES ARE BASED UPON CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE.

12.6

The provisions of this Agreement are severable, and if any portion of this Agreement is deemed legally invalid or unenforceable, the remainder of this Agreement shall survive and remain in full force and effect.

12.7

Owner shall not disclose the terms hereof to a third party (other than Owner's and its affiliates' employees, lenders, counsel, accountants or prospective purchasers of any rights under any transactions who have agreed to keep such terms confidential) except in order to comply with any applicable law, order, regulation or exchange rule; provided, Owner shall notify Gatherer of any proceeding of which it is aware which may result in disclosure and use reasonable efforts to prevent or limit the disclosure.  The parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation.

12.8

Any claim, demand, cause of action, dispute or controversy exclusively between the parties relating to the subject matter of this Agreement, whether sounding in contract, tort or otherwise, at law or in equity, for damages or other relief (“Dispute”) shall be resolved by binding arbitration if senior management of each of the Parties cannot resolve the Dispute within ten (10) days of a notice of arbitration (“Notice”) being served by one party upon the other.  Within twenty (20) days following service of the Notice (if the Dispute remains unresolved by senior management), the parties shall either agree upon a single arbitrator, or if they have not done so, each party shall select one arbitrator, who shall together select a third.  The third or the single arbitrator shall have more than 8 years professional experience in the natural gas gathering industry, be neutral, and have not worked for a party or affiliate.  The arbitration shall be conducted according to the rules of the Federal Arbitration Act, and to the extent an issue is not addressed thereby, by the Commercial Arbitration Rules of the American Arbitration Association.  The arbitration shall be conducted in Denver, Colorado.  Each party shall be entitled to a reasonable amount of prehearing discovery as allowed by the arbitrator(s), provided the discovery period shall not exceed thirty (30) days; the parties and the arbitrators shall endeavor to hold the arbitration hearing within thirty (30) days thereafter and to render the decision within ten (10) days following the hearing.  Each party shall bear its own costs of arbitration.  Interpretation of this agreement to arbitrate and procedures shall be decided by the arbitrators, provided the award shall be consistent with this Agreement.  The arbitration and the award shall be final, binding and confidential.

12.9

In the event the Federal Energy Regulatory Commission or any successor or other federal or state governmental agency exercises jurisdiction over the services or rates provided for under this Agreement, then Gatherer, at its election, shall have the right to terminate this Agreement upon thirty (30) Days advance written notice to Owner.

EXHIBIT A

TO THE

GATHERING SERVICES AGREEMENT

RESERVE COMMITMENT AREA

COUNTRY CLUB RESERVE COMMITMENT AREA

TOWNSHIP 50 NORTH - RANGE 72 WEST, 6TH PM

Section  26: All

Section  34: All

Section 35: All

TOWNSHIP 49 NORTH - RANGE 72 WEST, 6TH PM

Section  2: All

ALL OTHER RESERVE COMMITMENT AREA

TOWNSHIP 48 NORTH - RANGE 71 WEST, 6th PM

Section 3: W/2

Sections 4 thru 9: All

Sections 16 thru 18: All

Section 19: N/2

Section 20: N/2

Section 21: N/2

TOWNSHIP 49 NORTH - RANGE 71 WEST 6th PM

Sections 4 thru 9: All

Sections 16 thru 22: All

Sections 27 thru 34: All

TOWNSHIP 50 NORTH - RANGE 71 WEST 6th PM

Sections 31 thru 33: All

TOWNSHIP 48 NORTH - RANGE 72 WEST 6th PM

Sections 1: All

Section 2: E/2

Section 11: E/2

Section 12: All

TOWNSHIP 49 NORTH - RANGE 72 WEST 6th PM

Sections 1 thru 3: All

Sections 10 thru 15: All

Sections 22 thru 27: All

Section 35: All

Section 36: All

TOWNSHIP 50 NORTH - RANGE 72 WEST 6th PM

Section 35: All

Section 36: All

All in Campbell County, Wyoming.

EXHIBIT B

TO THE

GATHERING SERVICES AGREEMENT

FACILITIES DEVELOPMENT PLAN

A.

Initial Facilities

1.

Gatherer shall construct and install the consolidated screw compression and associated facilities as shown on Exhibit H.  Owner shall provide all facilities to deliver Owner’s Gas to the Receipt Points.

B.

Additional Facilities

1.

Except for the wells to be connected to the Initial Facilities described above, Gatherer shall have the option (as to all production from the Reserve Commitment Area), but shall be under no obligation, to connect any wells or facilities to the Gathering Facilities which would not constitute an economic connection in Gatherer’s discretion, nor to accept any Gas therefrom.  In the event Gatherer declines to connect wells, Owner may construct its own field system connecting such wells and may at that time connect such facilities to the Gathering Facilities under the terms and conditions set forth in this Agreement, including, but not limited to, the design specifications and services rates and charges set forth herein, subject to Gatherer’s then-current design and operational standards and requirements, Gatherer’s reasonable requirements and the physical capabilities of the Gathering Facilities.

2.

As quantities of Gas decline on the Gathering Facilities, Gatherer shall have the right, upon consultation with Owner, to remove compression in attempt to reduce Compression Fees.

EXHIBIT C

TO THE

GATHERING SERVICES AGREEMENT

RECEIPT POINT(S)

Country Club Receipt Point  - NW/4 Section 1 Township 49 North Range 72 West, Campbell County, WY.

All Others - Nineteen (19) wells connected to the Swanson Acreage Meter SW/4NW/4 Section 23, Township 49 North, Range 72 West Campbell County, Wyoming

Seventeen (17) wells connected to the Jim Wolff Acreage Meter NE/4NW/4 Section 25, Township 49 North, Range 72 West

Campbell County, Wyoming

Twenty (20) wells connected to the Harry Wolff Acreage Meter NW/4SE/4 Section 18, Township 49 North, Range 71 West

Campbell County, Wyoming

Twenty-eight (28) wells connected to the Hemela Acreage Meter SW/4SW/4 Section 20, Township 49 North, Range 712 West

Campbell County, Wyoming

Twenty-two (22) wells connected to the Rourke Acreage Meter SW/4NW/4 Section 32, Township 49 North, Range 71 West Campbell County, Wyoming

Forty-eight (48) wells connected to the S. Rourke Acreage Meter SE/4SE/4 Section 12, Township 48 North, Range 71 West

Campbell County, Wyoming

Forty-two (42) wells connected to the S. Jim Wolff Acreage Meter NE/4SE/4 Section 35, Township 49 North, Range 72 West

Campbell County, Wyoming

Thirty-eight (38) wells connected to the Schlautmann Acreage Meter SE/4SE/4 Section 01, Township 49 North, Range 72 West

Campbell County, Wyoming

Twenty-three (23) wells connected to the J. Mill Iron Acreage Meter NE/4NE/4 Section 14, Township. 49 North, Range 72 West

Campbell County, Wyoming

Twenty-one (21) wells connected to the Meserve Acreage Meter NW/4NW/4 Section 15, Township 49 North, Range 72 West

Campbell County, Wyoming

All in Campbell County, Wyoming

EXHIBIT D

TO THE

GATHERING SERVICES AGREEMENT

DELIVERY POINT(S)

Glenrock Delivery Point (For Country Club Receipt Point Gas only) - At the terminus of the Fort Union Gathering Header:

1.

Wyoming Interstate Company, Ltd. - Medicine Bow Meter Station

2.

Colorado Interstate Gas Company- North Platte River Station

3.

KN Energy, Inc. - KNI Interconnect Station

All Other Gas –

1.

The Interconnect with Fort Union Gas Pipeline located in Section 26, Township 48 North, Range 74 West.

2.

The Interconnect with Thunder Creek Gas Services located in Section 26, Township 48 North, Range 74 West.

3.

Black Hills Plant in Section 27 Township 50 North, Range 71 West.

EXHIBIT E

TO THE

GATHERING SERVICES AGREEMENT

Measurement, Testing and Metering

1.

Measurement.  Except as otherwise agreed by Gatherer, the metering facilities to measure the volumes of Gas delivered at each Measurement Point and Delivery Point shall be maintained and operated or caused to be maintained and operated by Gatherer or Gatherer's designee.  The Btu content of the Gas shall be determined by the facilities at the Receipt Points and Delivery Points.  Such facilities and measurement data with respect to the Gas covered hereby shall at all reasonable times be subject to joint inspection by the parties hereto. Gas volumes measured with the use of orifice meter(s) shall be determined in accordance with the provisions of the Gas Measurement Committee Report No. 3 of the American Gas Association (ANSI/API 2530-1991) as amended, supplemented, or revised from time to time.  Gas volumes measured with the use of positive or turbine meter(s) shall be determined on the basis of Gas Measurement Committee Report No. 7 of the American Gas Association as amended, supplemented, or revised from time to time. Gas volumes measured with the use of ultrasonic meter(s) shall be determined on the basis of Gas Measurement Committee Report No. 9 of the American Gas Association as amended, supplemented, or revised from time to time. The unit of volume for measurement of Gas delivered hereunder shall be one (1) cubic foot of Gas at a base temperature of sixty degrees Fahrenheit (60°F.) and at an absolute pressure of fourteen and seventy-three one hundredths (14.73) pounds per square inch absolute.  Atmospheric pressure for each of the Receipt Points and Delivery Points shall be assumed to be 12.7 psia irrespective of the actual atmospheric pressure at such points from time to time.  Temperature shall be determined by a recording thermometer of standard make.  If recording charts are used the arithmetical average of the temperature recorded during periods of flow for each chart, the factor for specific gravity according to the latest test therefor, and the correction for deviation from Ideal Gas Laws applicable during each chart period shall be used to make proper computations of volumes hereunder.  If electronic flow measurement is used, continuous temperature, static pressure and differential pressure monitoring will be applicable.  If electronic measurement is used in conjunction with on-site chromatograph, continuous monitoring of specific gravity will be applicable; otherwise the volumes computed using a fixed value specific gravity factor shall be corrected to reflect the actual specific gravity of the flowing Gas as determined by a chromatographic analysis of the sample accumulated during the same period of flow or, in the case of spot samples, the specific gravity factor determined by chromatographic analysis shall be applied to volumes delivered during the succeeding chart periods.  The correction for deviation from the Ideal Gas Laws shall be computed and applied to volumes calculated by electronic measurement devices.  Specific gravity and Btu shall be determined by such methods as may be developed by Gatherer through use of a continuous Gas sample accumulator, on premises analysis, or by spot samples taken at the Receipt Points and Delivery Points at intervals determined to be appropriate by Gatherer.  Results from a continuous sampler shall be used to calculate volumes delivered during the same period in which the sample was accumulated; provided, however, that Gatherer reserves the right to adopt the practice of using the Btu content measured for a period prior to the Month of Gas flow in calculating the quantity of Gas transported during a given Month.  Results from a spot sample shall be used to calculate volumes during the subsequent period until another sample is taken.  The arithmetical average of the continuous temperature recorded during each chart period, the factor for specific gravity according to the latest test therefor, and the correction for deviation from Ideal Gas Laws applicable during each chart period shall be used to make proper computations of volumes hereunder.  The gross heating value (Btu content) used shall be determined by adjusting the Btu content measured to reflect the actual water vapor content of the Gas delivered at a temperature of sixty degrees Fahrenheit (60°F.) at an absolute pressure of fourteen and seventy-three one-hundredths (14.73) pounds per square inch absolute.  The volume of Gas measured shall be multiplied by the applicable Btu content for such Gas (either that measured for the Month of Gas flow or for the designated period of Btu measurement that may occur prior to the actual Month of Gas flow) to determine the total volume of Gas in MMBtu.

2.

Meter Test.  At intervals determined to be appropriate by the measuring Party, but no less than quarterly, orifice and other types of meters and appurtenant instruments shall be calibrated in the presence of representatives of the other Party.  If the aggregate error in any measurement devices is found on test to register not more than one percent (1%) fast or slow in volume, then they shall be deemed to be correct.  All measuring devices shall be adjusted upon test to register accurately within the tolerance allowed by their respective manufacturers.  If the aggregate error in any measurement devices is more than one percent (1%) fast or slow in volume, adjustments shall be made by applying the percentage of error to the volume involved during the time the metering equipment was out of calibration, if this period can be ascertained.  If the length of time the metering equipment was out of calibration cannot be ascertained, then the percentage of error will be applied to the volume delivered for one-half of the time elapsed since the date of the last calibration.  During the time any meter is out of repair or is being tested, or in the event of a sudden failure of any meter to register for any period accurately within the one percent (1%) variation allowed herein, and if it is not feasible to install another meter, then the volume of Gas flowed shall be estimated with the mutual concurrence of both parties until a new or repaired meter is installed.  Adjustment and settlement shall be made at the regular Monthly periods on the basis of the best available data using the first of the following methods which is feasible:

a.

By using the registration of any check measuring equipment, if installed and registering;

b.

By correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculations; and

c.

By estimating the quantity of deliveries by deliveries during preceding periods under similar conditions when the meter was registering accurately.

The measuring Party shall give the other Party notice of the time of all tests of meters and appurtenant instruments sufficiently in advance of the holding of such tests so that the other Party may conveniently have its representatives present; provided, however, if the measuring Party has given such notice to the other Party and the other Party is not present at the time specified, then the measuring Party may proceed with the tests as though the other Party were present, and the results therefrom shall be deemed correct and accurate.

If Gatherer determines that any measurement error results from pulsation, Owner shall or shall itself cause the person who owns the facilities that are causing the pulsation to (at its or their expense), within sixty (60) Days of its receipt of notification, reduce the pulsation to a level such that the square root error in respect of pulsation is not greater than one percent (1%).

EXHIBIT F

Memorandum of Agreement

Notice is hereby given of the following Gathering Services Agreement:

GATHERER:

Bear Paw Energy, LLC, a Delaware limited liability company

OWNER:

Pennaco Energy Inc., a Delaware corporation

COUNTY:

Campbell

STATE:

Wyoming

DATE:

May 1, 2004 effective date

COMMITMENT:

All of Owner’s interest in the oil and gas leases described on Exhibit “A” attached hereto and incorporated by reference and all of Owner’s interest in natural gas production from all wells located thereon have been committed to Gatherer under and subject to the terms of the referenced Agreement.

RIGHT-OF-WAY:

To the extent permitted under third party agreements, Owner has granted rights-of-way and rights-of-access to Gatherer to own and operate service lines and other equipment on the described lands.  Said lines and equipment remain the property of Gatherer during and after termination of the Agreement.

Further information concerning the contract is available from Bear Paw Energy, LLC, 1400 16th Street, Suite 310, Denver, CO  80202. The parties are filing this Memorandum of Agreement as record of the referenced agreement for all purposes at law and in equity.

RETURN THIS DOCUMENT TO:

Patricia Flanigan

Bear Paw Energy, LLC

1400 16th Street, Suite 310

Denver, CO  80202

IN WITNESS WHEREOF, GATHERER AND Owner have executed this Memorandum for recording in the records of the described County and State.

BEAR PAW ENERGY, LLC

Pennaco Energy, Inc

By:

By:

Name:

Name:

Title:

Title:

Address:

1400 16th Street, Suite 310

Address:

Denver, CO  80202

1

sdaniel/Denver/Forms/Consolidated Gap Agreement Final 4-7-04

STATE OF COLORADO

)

)ss

CITY AND COUNTY OF DENVER

)

The foregoing instrument was acknowledged before me on

, 2004, by

, the

 of BEAR PAW ENERGY, LLC, a Delaware limited liability company.

Witness my hand and official seal.

Notary Public

My commission expires:

STATE OF

)

)ss

COUNTY OF

)

The foregoing instrument was acknowledged before me on

, 2004, by

, the

 of Pennaco Energy  Inc, a Delaware corporation

.

Witness my hand and official seal.

Notary Public

My commission expires:

MEMORANDUM OF AGREEMENT

EXHIBIT A

TO THE

MEMORANDUM OF AGREEMENT

RESERVE COMMITMENT AREA

COUNTRY CLUB RESERVE COMMITMENT AREA

TOWNSHIP 50 NORTH - RANGE 72 WEST, 6TH PM

Section  26: All

Section  34: All

Section 35: All

TOWNSHIP 49 NORTH - RANGE 72 WEST, 6TH PM

Section  2: All

ALL OTHER RESERVE COMMITMENT AREA

TOWNSHIP 48 NORTH - RANGE 71 WEST, 6th PM

Section 3: W/2

Sections 4 thru 9: All

Sections 16 thru 18: All

Section 19: N/2

Section 20: N/2

Section 21: N/2

TOWNSHIP 49 NORTH - RANGE 71 WEST 6th PM

Sections 4 thru 9: All

Sections 16 thru 22: All

Sections 27 thru 34: All

TOWNSHIP 50 NORTH - RANGE 71 WEST 6th PM

Sections 31 thru 33: All

TOWNSHIP 48 NORTH - RANGE 72 WEST 6th PM

Sections 1: All

Section 2: E/2

Section 11: E/2

Section 12: All

TOWNSHIP 49 NORTH - RANGE 72 WEST 6th PM

Sections 1 thru 3: All

Sections 10 thru 15: All

Sections 22 thru 27: All

Section 35: All

Section 36: All

TOWNSHIP 50 NORTH - RANGE 72 WEST 6th PM

Section 35: All

Section 36: All

CAMPBELL COUNTY, WY

				EXHIBIT G

Screw Compression Fee:				$11,000 per screw compressor
Recip Compression Fee:				$40,000 per recip compressor

		ESTIMATED				ESTIMATED
SCREW COMPRESSION RATE*					RECIP COMPRESSION RATE*
		# Units				# Units
Volume*	4	3	2	1	Volume*	2	1
500	$2.895	$2.171	$1.447	$0.724	2,000	$1.316	$0.658
1,000	$1.447	$1.086	$0.724	$0.362	2,500	$1.053	$0.526
1,500	$0.965	$0.724	$0.482	$0.241	3,000	$0.877	$0.439
2,000	$0.724	$0.543	$0.362	$0.181	3,500	$0.752	$0.376
2,500	$0.579	$0.434	$0.289		4,000	$0.658	$0.329
3,000	$0.482	$0.362	$0.241		4,500	$0.585	$0.292
3,500	$0.414	$0.310	$0.207		5,000	$0.526	$0.263
4,000	$0.362	$0.271	$0.181		5,500	$0.478	$0.239
4,500	$0.322	$0.241			6,000	$0.439	$0.219
5,000	$0.289	$0.217			6,500	$0.405	$0.202
5,500	$0.263	$0.197			7,000	$0.376	$0.188
6,000	$0.241	$0.181			7,500	$0.351	$0.175
6,500	$0.223				8,000	$0.329	$0.164
7,000	$0.207				8,500	$0.310	$0.155
7,500	$0.193				9,000	$0.292	$0.146
8,000	$0.181				9,500	$0.277
					10,000	$0.263
					10,500	$0.251
					11,000	$0.239
					11,500	$0.229
					12,000	$0.219
					12,500	$0.211
					13,000	$0.202
					13,500	$0.195
					14,000	$0.188
					14,500	$0.181
					15,000	$0.175
					15,500	$0.170
					16,000	$0.164
					16,500	$0.159
					17,000	$0.155
					17,500	$0.150
					18,000	$0.146

*Volumes are for illustration only. Compression Rates will be calculated using actual volumes as described in Section 4.1 Parts B and C and Section 4.5.